Exhibit 10.59

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.  Confidential Portions are marked: [***]

SECOND AMENDMENT
TO GENERIC WHOLESALE SERVICE AGREEMENT
BY AND BETWEEN
ANIP ACQUISITION COMPANY d/b/a AM PHARMACEUTICALS INC
AND CARDINAL HEALTH*

This SECOND AMENDMENT (this “Amendment”) amends that certain Generic Wholesale Service Agreement dated as of May 1,2006, as amended from time to time (“Agreement”) by and between AMP Acquisition Company d/b/a ANI Pharmaceuticals Inc. (collectively the “Supplier”) and Cardinal Health* (“Cardinal”).

For and in consideration of the promises and representations set forth below, and for other good and valuable consideration the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties agree as follow:

1.                                      Contract Administration and Chargeback Procedures.  Effective as of April 1,2012, Supplier and Cardinal agree to delete section 11 of the Agreement and replace it with following:

Section 11.  Contract Administration and Chargeback Procedures.  Cardinal may administer contracts between Supplier and customers of Cardinal pursuant to which Supplier and such customers have established prices at which the customer may purchase certain Products.  Cardinal’s Standard Policy on Chargebacks (the “ChargebackPolicy”) outlined on Exhibit D will govern the administration of all contracts.

2.                                      General.  This Amendment shall remain in full force and effect for the unexpired term of the Agreement.  Except as set forth in this Amendment, the Agreement shall continue to be in full force and effect.  Each party represents and warrants that its execution hereof as been duly authorized.

Cardinal Health*		ANI Acquisition Company,
d/b/a ANI Pharmaceuticals Inc.

By:	[Illegible]	By:	/s/ Charlotte Arnold

Title:	SVP, [Illegible]	Title:	VP & Chief Financial Officer

Date:	5/7/12	Date:	April 24, 2012

*The term “Cardinal” and “Cardinal Health” has the same meaning as set forth in the Agreement.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.  Confidential Portions are marked: [***]

EXHIBIT D

CARDINAL HEALTH

STANDARD POLICY ON CHARGEBACKS

The products purchased by Cardinal Health* from its suppliers for resale to its customers may from (hue to time be the subject of contract pricing arrangements (“Customer Contracts”) which have either been (i) negotiated by these suppliers and customers independent of Cardinal Health or (ii) negotiated by Cardinal Health on behalf of these suppliers.  The following represents Cardinal Health’s standard policy for administering Customer Contracts (“Standard Policy on Chargeback” or “Policy”).  Depending upon the individual facts and circumstances associated with a supplier’s administrative procedures for Chargeback-related matters (e.g., the extent of use of electronic data interchange (“EDI”); electronic funds transfer, and other factors that affect Cardinal Health’s ability to efficiently deal with Chargeback matters), Cardinal may modify from time to time any or all of the terms of its Standard Policy on Chargebacks.

Cardinal Health’s role in Chargeback processing is administrative in nature and is provided as a service to its suppliers.  Accordingly, the financial risk resulting from discrepancies or inconsistencies in the terms of the various agreements involving supplier, Cardinal Health and Authorized Purchaser for the sale of products subject to Customer Contracts shall be, as between Cardinal Health and supplier, supplier’s financial risk.  By accepting a copy of this Policy) supplier acknowledges and agrees to this allocation of responsibility.

I.                                        Definitions.  The terms below are defined as follows:

•                                          “Authorized Purchaser” means the customer who has entered into a Customer Contract with supplier.

•                                          “Chargeback” means, in respect of a product which is the subject of a Customer Contract, the reimbursement payable by supplier to Cardinal Health for the difference between the relevant Contract Price and WAC.

•                                          “Contract Price” means the Authorized Purchaser’s price for a given product under the relevant Customer Contract.

•                                          “WAC” means the published wholesale acquisition cost applicable to a given product.

II.                                   Chargeback Processing

Cardinal Health will recognize and administer Customer Contracts, subject to their continued validity in accordance with applicable law and the supplier’s compliance with this Policy.

Customer Contract changes (e.g., Contract Price, product item adds, product item deletes, membership list) must be submitted to Cardinal Health at least 5 business days prior to the effective date of the change by means of the American National Standards Institute (ANSI) Accredited Standards

* As used herein, the term “Cardinal Health” means the following affiliated operating companies: Cardinal Health 3, LLC; Cardinal Health 104 LP; Cardinal Health 107, Inc.; Cardinal Health 110, Inc.; Cardinal Health 112, LLC; Cardinal Health 113, LLC; Cardinal Health 4 U, Inc.; Borschow Hospital & Medical Supplies, Inc.; and any other subsidiary of Cardinal Health, Inc., an Ohio corporation (“CHI”), as may be designated by CHI.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.  Confidential Portions are marked: [***]

Committee (ASC) X12 845 Bid Award / Change Notification transaction set to the appropriate identified location per the direction of Cardinal Health.  If Cardinal Health and supplier agree to alternative forms of notification regarding Customer Contract changes, notification of those changes must nevertheless be delivered to the appropriate Cardinal Health-specified location to be effective.  Supplier must provide Cardinal Health, within, the applicable time frame, such information as is necessary for Cardinal Health to timely and correctly administer Customer Contract loading and changes.  Such information may include the following:

•                                          Drug Enforcement Administration (DEA) number, Health Industry Number (HIN), or such other industry-recognized unique identifiers.

•                                          Whether Contract Price eligibility has been determined by supplier or Group Purchasing Organization (GPO).  If, however, Contract Price eligibility has been determined by supplier, Cardinal Health may require additional information to validate such eligibility.  (Note: Only the Office of Pharmacy Affairs may determine whether an Authorized Purchaser is a “covered entity” and therefore Contract Price eligible pursuant to the Public Health Service’s 340B Drug Discount Program.)

Cardinal Health will not be deemed to have inaccurately administered the relevant Customer Contract for any purpose, including any applicable performance measurement, should there be any resulting Chargeback pricing discrepancies.  Moreover, Cardinal Health may deduct for any such Chargeback pricing discrepancies.

Chargeback amounts will be calculated based upon the WAC for the relevant product at the date of sale, and shall be paid, or credited, as appropriate, to Cardinal Health within 7 days of Cardinal Health’s submission of a request for those amounts.  Cardinal Health may deduct for those Chargebacks for which it does not timely receive payment or credit, as applicable.  If supplier has a bracketed WAC pricing structure, Cardinal may submit the Chargebacks at the “highest bracket price,” regardless of actual purchase price.

Cardinal Health will transmit daily all Chargeback billings to supplier via EDI.  If available, supplier must accept original Chargebacks submitted by Cardinal Health via the ANSI ASC X12 844 Chargeback Notification transaction set.  If supplier does not have the capability to accept Chargeback billings via the ANSI ASC X12 844 Chargeback Notification transaction set, then it must, until it develops this capability accept these billings from Cardinal Health via e-mail in the form of an attached Microsoft Excel file in Comma Separated Value (CSV) format.

Supplier must utilize electronic means to credit and reconcile Chargeback claims.  Cardinal Health will, in its sole discretion, determine whether all required fields have been provided by supplier.  If a Chargeback claim is denied or adjusted, full valid rejection detail and reasons must be provided for each line.

Supplier must notify Cardinal Health of any discrepancy with regard to a Chargeback claim within 15 days of Cardinal Health’s original submission.  Any such notice by supplier must include all customer invoice level detail and valid dispute reasons sufficient to meet Healthcare Distribution Management Association (HDMA) standards.  If supplier does not timely provide - to the level sufficient to meet HDMA standards - the Chargeback claim information required, the Chargeback claim will be deemed resolved in Cardinal Health’s favor and Cardinal Health may deduct accordingly or, alternatively, reconcile the relevant Chargeback claim against any corresponding deduction Cardinal Health may have already taken against amounts payable to supplier.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.  Confidential Portions are marked: [***]

Cardinal Health may resubmit denied or adjusted Chargebacks with corrected Information following supplier’s notification of discrepancies.

Supplier must respond to all Cardinal Health Chargeback claim resubmissions within 15 days of Cardinal Health’s resubmission.  If available, supplier must send any Chargeback resubmission responses via the ANSI ASC X12 849 Chargeback Reconciliation transaction set.  Any such notice by supplier must include all customer invoice level detail and valid dispute reasons sufficient to meet HDMA standards.  If supplier does not timely provide - to the level sufficient to meet HDMA standards - the Chargeback claim information required, the Chargeback claim will be deemed resolved in Cardinal Health’s favor and Cardinal Health may deduct accordingly for the Chargeback claim.  (Note: Cardinal Health typically initiates such deductions 30 days from resubmission of a chargeback rejection to supplier.)

If Cardinal Health notifies supplier that amounts owed by supplier to Cardinal Health resulting from Chargeback claims exceed amounts owed by Cardinal Health to supplier (“Debit Balance”), supplier must promptly remit payment for the difference to Cardinal Health by check or wire transfer.

III.                              Chargeback Reversals on Contract Customer Returns

If Cardinal Health issues a credit to an Authorized Purchaser related to the prior sale of product under a Customer Contract (for which Cardinal Health previously billed and collected a Chargeback from the supplier), the Chargeback will be reversed and remitted to supplier.

IV.                               Supplier Chargeback Audits

Supplier may audit Cardinal Health’s compliance with Customer Contracts and related Chargeback matters (including compliance with the Chargeback reversal policy stated above) subject to the following conditions:

A.                                    The scope of each Chargeback audit must be limited to the 12-month period immediately preceding the date the audit begins.

B.                                    Cardinal Health must have a reciprocal 12-month period to reconcile any differences that may arise with the supplier related to Chargeback issues (including submission and other errors and regardless of whether such issues arise as part of a supplier’s Chargeback audit).

C.                                    Supplier must notify Cardinal Health’s Vice President - Controller of its intent to perform the audit at least 30 days prior to beginning the audit, specifying the location to be audited and the time period to be covered.  If Cardinal Health determines in its sole discretion that the timing of the audit may create undue disruption in the conduct of its business, Cardinal Health may delay the start of (he audit for up to 30 additional days.

D.                                    Each audit must be performed by any of:  (1) bona fide, permanent employees of the party conducting such audit or inspection; (2) auditors from independent accounting firms of national recognition; or (3) such other representatives as the parties may mutually agree.  Supplier is responsible for compliance by those persons performing the audit on its behalf for compliance with all confidentiality agreements that would apply if supplier were to perform the audit itself.

E.                                     Audits must be performed at the Cardinal Health site that is being audited, or such alternate sites where appropriate records are located as Cardinal Health may designate.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.  Confidential Portions are marked: [***]

F.                                      Audits must be performed during the normal office hours of the Cardinal Health site that is being audited.

Cardinal Health will make existing accounting records of the Cardinal Health site being audited available for audit, subject to the following conditions:

1.                                      Electronic data will not be especially created; and

2.                                      Cardinal Health may, in its sole discretion, summarize the contents of all records containing sensitive or competitive information.

Cardinal Health may bill supplier for any direct out-of-pocket costs incurred in conjunction with a supplier-requested audit unless the results of the audit show that the amount of Chargebacks invoiced by Cardinal Health to supplier over the audit period were overstated by 5% or more of the amount invoiced.  Amounts billed for audit costs may be deducted from Cardinal Health’s payments for current purchases following completion of the audit.

Any supplier claims arising front an audit must be supported by specific audit findings related to specific transactions.  Extrapolation of results from one period to another will not be accepted.

Any supplier claims arising from an audit must be submitted to Cardinal Health’s Vice President -Controller within 30 days of completing the audit.  All claims must be accompanied by specific supporting details of the transactions that comprise the claim.  Cardinal Health will then have 45 days to review the claim and advise the supplier of acceptance of, or disagreement with, the claim.

V.                                    Related Matters

Cardinal Health will be entitled to cash discounts based on the gross invoice price of all goods purchased from the supplier (such gross price being determined prior to any reduction for Chargebacks), regardless of whether a Chargeback is ultimately claimed by Cardinal Health.

Supplier must provide Cardinal Health with a Chargeback advance to cover credit exposure of unsecured credit granted to supplier by Cardinal Health for Chargeback claims and to offset the carrying costs involved in the Chargeback process, subject to the following conditions:

A.                                    The Chargeback advance, which Cardinal Health will calculate for each calendar quarter, must be no less than an amount equal to one mouth of Chargeback billings based on an average of the most recent 6 months of billings,

B,                                    Cardinal Health will remit any Chargeback advance that remains at the conclusion of a given calendar quarter in the next payment due to supplier following that calendar quarter, Cardinal Health may, at the time of such payment, deduct the amount necessary for the new Chargeback advance from payments for Cardinal Health’s then-current product purchases from supplier.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.  Confidential Portions are marked: [***]

December 22, 2008

Gary Cannizaro
National Account Manager
ANIP Acquisition Company
1302 Concourse Dr. Ste 101
Linthicum, MD 21090

Re: Increase in Base Service Fee

Dear Gary:

This year has been a difficult year for most markets and the pharmaceutical distribution markets are no exception. Product pricing continues to deflate at ever faster rates, while Cardinal Health’s transportation and other costs to provide distribution services have steadily risen. As a result of these conditions and in order to continue to provide quality service to our customers, Cardinal Health finds it necessary to require an increase in the Base Service Fee paid to Cardinal Health for its distribution services.

This letter is to inform you that Cardinal Health is therefore requiring a mandatory [***] increase in the Base Service Fee in Exhibit B of the Generic Wholesale Service Agreement between Cardinal Health and your company (“GWSA”).  This new Base Service Fee will be [***] and will become effective as of January 1, 2009. Cardinal will also change the in minimum order requirement to [***] per purchase order. Please indicate your acceptance of this  change by signing below and returning a copy of this signed letter to me by fax at (614) 757-8713 or by pdf to todd.treeger@cardinalhealth.com. Please return the signed copy to me no later than December 31st, 2008 in order to avoid an interruption in Cardinal’s orders for products covered by the GWSA.

We appreciate ANIP’s supply of quality products and look forward to a continued supply of quality products and value to Cardinal and its Source customers.

Please call me at (614) 757-7173 if you have any questions.

Best regards,
/s/ Todd Treeger
Todd Treeger
Director Strategic Sourcing

AGREED:
ANIP Acquisition Company
By:	/s/ Jane Williams
Title:	Sr. VP Sales & Marketing
Date:	12/22/08

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.  Confidential Portions are marked: [***]

July 1, 2008

Todd Treeger
Product Director
Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017

Dear Todd,

As previously discussed, this letter is to confirm that ANI Pharmaceuticals, Inc. (“ANI”) is assigning the Generic Wholesale Service Agreement (“GWSA”) dated May 1, 2006 between ANI and Cardinal Health (as defined in the GWSA) to ANIP Acquisition Company, d/b/a ANI Pharmaceuticals Inc.  Please confirm Cardinal Health’s consent by signing below.

Best regards,

/s/ Jane Williams

	Name	Jane Williams

	Title	Sr. Vice President, Sales & Marketing
Agreed:

Cardinal Health (as defined in the GWSA)

/s/ Craig Couman
Signature

Craig Couman
Name

SVP, Generic Sourcing
Title

7/10/08
Date

7131 Ambassador Road, Sidle 150, Woodlawn, MD 21244

Phone (410)-281-9450 • Toll-Free (800) 434-1121 • Fax (4l 0) 281-9451

3600 25th Avenue, Gulfport, MS 39501 • Phone (228) 863-1702 • Fax (228) 865-0842

210 Main Street West, Baudette, MN 56623 • Phone (218)-634-.3500 • Fax (228)-634-3540

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.  Confidential Portions are marked: [***]

FIRST AMENDMENT
TO GENERIC WHOLESALE SERVICE AGREEMENT
BY AND BETWEEN
ANIP ACQUISITION COMPANY
d/b/a ANI PHARMACEUTICALS INC.
AND CARDINAL HEALTH*

THIS FIRST AMENDMENT (this “Amendment”) amends that certain Generic Wholesale Service Agreement dated as of May 1, 2006 as amended from time to time (“Agreement”) by and between ANN’ Acquisition Company, d/b/a ANI Pharmaceuticals Inc. (collectively the “Supplier”) and Cardinal Health* (“Cardinal”).

For and in consideration of the promises and representations set forth below, and for other good and valuable consideration the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties agree as follows:

1.  Return Goods and Recalls.  Effective as of June 1, 2008 Supplier and Cardinal agree to delete Exhibit C and replace with the following in Section 10 of Exhibit A:

Cardinal will have (he right to return to Supplier and receive the then-current Invoice Price for nil Products Cardinal chooses to return to Supplier.  No special procedures or prior approval from Supplier will he required to authorize such returns; provided, however, Cardinal will provide Supplier with notice of intended returns.  Supplier will reimburse Cardinal for the full amount of all reasonable costs and expenses incurred by Cardinal in connection with Cardinal’s performance of any recall services or assistance relating to the Products which will be conducted in accordance with HDMA guidelines.

2.  Return Goods Allowance.  Effective as of June 1, 2008 Cardinal agrees to stop billing Supplier for the [***] Return Goods Allowance [***].  Cardinal will provide Supplier with n June 1, 2008 Cardinal On-Hand Inventory Report of all Supplier’s Products (labeler code 62559-) in all of Cardinals’ Distribution Centers, based upon that inventory, Cardinal will reimburse Supplier the [***] Return Goods .Allowance already taken on those products shown on the inventory report.  The transaction of reimbursement will be completed by Cardinal and Supplier will be reimbursed the money doe no later than August 1, 2008.

3.  General.  This Amendment shall remain in full force and effect for the unexpired term of the Agreement.  Except as set forth in this Amendment, the Agreement shall continue to be in full force and effect.  Each party represents and warrants that its execution hereof has been duly authorized.

Cardinal Health*		AN IP Acquisition Company
d/b/a ANI Pharmaceuticals Inc.

By:	/s/ Craig Couman	By:	/s/ Jane Williams

Title:	SVP, Generic Sourcing	Title:	Sr. Vice President, Sales & Marketing

Date:	7/10/08	Date:	7/10/08

* The term “Cardinal” and “Cardinal Health” has the same meaning as set forth in the Agreement.

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Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.  Confidential Portions are marked: [***]

GENERIC WHOLESALE SERVICE AGREEMENT

This Agreement is made as of May 1, 2006 (the “Effective Date”), between Cardinal Health (“Cardinal”)* and ANI Pharmaceuticals, Inc (“Supplier”).  Supplier and Cardinal hereby agree as follows:

1.                                      General Terms and Conditions.  Supplier hereby appoints Cardinal as a non-exclusive, authorized distributor of all generic pharmaceutical products manufactured and/or marketed by Supplier (collectively, the “Products”), and Cardinal hereby accepts that appointment on the terms and subject to the conditions described in this Agreement, as further described on Exhibit A.

2.                                      Rebates, Discounts and Service Fees.  Supplier will pay Cardinal rebates, discounts and Service Fees as described on Exhibit B and Exhibit C.  Cardinal will invoice Supplier monthly for the amount of all Service Fees earned by Cardinal, with exception of off-invoice discounts already applied by Supplier, Supplier will cause Cardinal to receive payment in full on all such invoices no later than 30 days following the date of Cardinal’s invoice.  Supplier and Cardinal will work together in good faith to resolve any discrepancies related to the nature or amount of a rebate, discount or Service Fee invoice that are raised within 60 days of the date of the applicable invoice.

3.                                      Term and Termination.  The initial term of this Agreement will begin on the Effective Date and will continue until the two-year anniversary of the Commencement Date (the “Initial Term”).  At the expiration of the Initial Term, this Agreement will renew automatically for successive one-year periods upon the same terms and conditions, unless or until either party provides written notice of non-renewal to the other party at least 90 days prior to the end of the then-current term.  Notwithstanding the foregoing, either party may effect an early termination of this Agreement upon the default of a material provision of this Agreement by the other party and that party’s failure to cure such default within 20 days following written notice from the nondefaulting party.  Any reference in this Agreement to the “term of this Agreement” will include the Initial Term and any renewal periods.

4.                                      Miscellaneous.

a.                                      Relationship of the Parties.  The relationship among the parties is and will be that of independent contractors.  This Agreement does not establish or create a partnership or joint venture among the parties.

b.                                      Notices.  Any notice or other communication required to be given to any party under this Agreement will be in writing and will be deemed given when delivered to the other party at its address set forth below, by Federal Express.  Airborne, or any other similar express delivery service.  Any party may change its address for notices under this Agreement by giving the other party written notice of such change.

c.                                       Governing Law.  All questions concerning the validity or meaning of this Agreement or relating to the rights and obligations of the parties with respect to performance under this Agreement will be construed and resolved under the laws of the State of Ohio.  The parties designate the United States District Court for the Southern District of Ohio as the court of proper jurisdiction and venue for any actions or proceedings relating to this Agreement; irrevocably consent to such designation, jurisdiction, and venue, and waive any objections or defenses relating to jurisdiction or venue with respect to any actions or proceedings initiated in such court.

7131 Ambassador Road, Suite 150, Woodlawn, MD 21244

Phone (410)-281-9450 • Toll-Free (800) 434-1121 • Fax (410) 284-9451

3600 25th Avenue, Gulfport, MS 39501 • Phone (223) 863-1702 • Fax (228) 865-0842

210 Main Street West, Baudette, MN 56623 • Phone (218)-634-3500 • Fax (228)-634-3540

A-1

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.  Confidential Portions are marked: [***]

d.                                      Severability.  The intention of the parties is to comply fully with all laws and public policies, and this Agreement will be construed consistently with all laws and public policies to the extent possible.  If and to the extent that any court of competent jurisdiction determines that it is impossible to construe any provision of this Agreement consistently with any law or public policy and consequently holds that provision to be invalid, such holding will in no way affect the validity of the other provisions of this Agreement, which will remain in full force and effect.

e.                                       Complete Agreement; Amendment.  All of the schedules attached hereto are incorporated herein by reference.  This Agreement contains the entire agreement between the parties and supersedes all prior or contemporaneous discussions, negotiations, representations, warranties, or agreements relating to the subject matter of this Agreement, including without limitation any previous wholesale distribution agreement entered into between Supplier and any of the individual companies comprising Cardinal.  No changes to this Agreement will be made or be binding on either party unless made in writing and signed by each party.

f.                                        No Waiver.  The failure of either party to enforce any provision of this Agreement will not be considered a waiver of any future right to enforce such provision.

g.                                       Assignment.  Neither party will have the right to assign this Agreement to any third party without the prior written consent of the other party; provided, however, that Cardinal will be permitted to assign this Agreement to any subsidiary or affiliate of Cardinal Health, Inc.  Any generic pharmaceutical product Supplier acquires after the Effective Date that is already subject to a pre-existing agreement with Cardinal will be excluded from this Agreement and will continue to be subject to the terms of the pre-existing agreement whether the acquired product is sold under the original label and NDC number or Supplier’s label and NDC number, unless the parties agree otherwise in writing.  In addition, any of Supplier’s generic pharmaceutical products that are subject to this Agreement will continue to be subject to and sold under the terms of this Agreement exclusively, whether such Product is sold under Supplier’s original label and NDC number or a different manufacturer’s label and NDC number.

h.                                      Signature Authority.  Each signatory to this Agreement represents and warrants to the other that he or she has signature authority and is empowered on behalf of his or her respective party or execute this Agreement.

ANI Pharmaceuticals, Inc.		Cardinal Health*
(Name of Supplier)

By:	/s/ Jane Williams	By:	/s/ Craig Couman

Print Name:	Jane Williams	Print Name:	Craig Couman

Title:	Sr. VP Sales & Marketing	Title:	SVP, Rx Product Mgt

Address of Supplier:		Address of Cardinal:

1302 Concourse Drive		Attention: SVP - Rx Product Management
Suite 101		7000 Cardinal Place
Linthicum, MD 21090		Dublin, Ohio 43017

*The term “Cardinal Health” or “Cardinal” will include the following affiliated operating companies; Cardinal Health 110, Inc.; Cardinal Health 106, Inc.; Cardinal Health 103, Inc.; Cardinal Health 100, Inc.;

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Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.  Confidential Portions are marked: [***]

Cardinal Health 104, LP.; Cardinal Health 107, Inc.; Cardinal Health 3, Inc. and any other subsidiary of Cardinal Health, Inc., an Ohio corporation (“CHI”), as may be designated by CHI.

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Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.  Confidential Portions are marked: [***]

EXHIBIT A
GENERAL TERMS AND CONDITIONS

1.                                      Invoice Price Outlines.  If at any time during the term of this Agreement, the Invoice Price for any Product is reduced, then Supplier will issue a credit to Cardinal in an amount equal to the difference between (a) the value for Cardinal’s then-current inventory of that Product as of the later of (i) the date Cardinal acquired that Product or (ii) the date of Supplier’s last effective price change for the Product for which Cardinal received a Moor stock adjustment, and (h) the value of Cardinal’s then-current inventory of that Product, determined using the reduced Invoice Price for all such inventory (the “Floor Stock Adjustment”), for purposes of this section, “Cardinal’s then-current inventory” will include all Products held by Cardinal’s distribution centers, all Products that are consigned by Cardinal and all Product “in transit” to or from such distribution centers or customer stoics on the effective date of such Invoice Price decrease.  Cardinal will notify Supplier of the amount of any credit due pursuant to this section, along with supporting documentation, and will apply a debit memo at the time such notice is given to Supplier.  Except as otherwise provided in this Agreement, Supplier will give Cardinal written notice at least twenty-four hours prior to the effective date of an increase or decrease in the Invoice Price for any Product.  Throughout this Agreement, term “Invoice Price” means the Cardinal’s wholesale acquisition cost from Supplier without reduction for cash or off-invoice discounts or other rebates.  Supplier will accept purchase orders at the Invoice Price in effect on the day the order is submitted by Cardinal.

2.                                      Terms of Sale and Shipment.  As an authorized distributor, Cardinal may purchase such quantities of the Products as Cardinal deems necessary to fill its customers’ orders from time to time and Supplier agrees to sell the Products to Cardinal.  Unless otherwise agreed by both parties, all orders for the Products will be invoiced by Supplier on the date shipped.  Cardinal will have no obligation to accept automatic shipments of any Product or maintain any particular level of inventory of any Product.  Supplier will sell each Product to Cardinal at a price no higher than the Invoice Price for such Product in effect on the date of Cardinal’s order and deliver the Products to those distribution centers specified in Cardinal’s order or such other locations as may be agreed upon by the parties in the case of drop shipment orders, in either such case, freight prepaid.  Title and risk of loss to the Products will remain with Supplier until shipment is received at the destination specified by Cardinal.

3.                                      Service Level.  Suppliers service level to Cardinal (as a percentage) will be no less than its service level to any other customer.  Supplier will ship Products with not less than fourteen (14) months’ shelf life remaining, unless the Product is manufactured with a less shelf life, in which case such Product will he shipped per Supplier’s (or the manufacturer’s) guidelines.  Supplier will ship purchase orders within its routine average lead times, which will be 10 days or less from the date Cardinal’s purchase order is placed (“Routine Average Lead Times”).  Supplier will provide Cardinal with accurate backorder information weekly.  If Supplier cannot ship the Products within its Routine Average Lead Times, Supplier will provide Cardinal with shipping schedules describing when Supplier will ship each purchase order, which will be within [***] of the date of Cardinal’s order (each, a “Shipping Schedule”).  Supplier will ship Products ordered by Cardinal pursuant to such Shipping Schedules, at the price as of the date of Cardinal’s purchase order or the then-current price, whichever is lower.  If Supplier fails to ship Cardinal’s orders in accordance with each Shipping Schedule and within [***] of the date of Cardinal’s order.  Supplier will pay Cardinal a service level credit equal to the Adjusted Service Level Shortfall multiplied by [***] (the “Service Level Credit”).  The Adjusted Service Level Shortfall will be calculated monthly as follows:

(i)                                     Service Level Shortfall = (Total Orders at Invoice Price) (Total Receipts at Invoice Price)

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.  Confidential Portions are marked: [***]

(ii)                                  Adjusted Service Level Shortfall = (Service Level Shortfall) (Service Level Adjustments)

(iii)                               Service Level Adjustments = free good orders at Invoice Price, Products discontinued by Supplier for all of Supplier’s customers, and Products that are not shipped due to an Event of Force Majeure.

[***]

An “Event of Force Majeure” means a natural disaster, riots, tires, war, embargoes, or failure of power or gas necessary in production that directly impacts Supplier’s ability to manufacture and/or ship a particular Product.

Notwithstanding the foregoing, Supplier remains obligated to ship Cardinal’s orders pursuant to a revised Shipping Schedule to he mutually determined by the parties.  Cardinal may replace a Product in the primary position on its Preferred Programs if a Product is listed on a backorder report and/or Supplier has not satisfied Cardinal’s orders for such Product.

Whether or not Supplier has satisfied the Service Level, for any Product that Supplier is unable to supply to Cardinal, Cardinal will be entitled to an amount equal to the difference between the price at which Cardinal’s customers purchase Products from a secondary generic supplier through Cardinal as a result of Supplier’s failure to supply the Products and the contract price Supplier would have charged Cardinal’s customers for such Product if Supplier had been able to supply such Product (the “Reprocurement Amount”), Cardinal may take any action it deems appropriate to provide its customers with an alternative product.  Cardinal will use reasonable efforts to minimize the price at which its customers purchase Products from a secondary generic supplier.  The Reprocurement Amount will not apply if the Product is on the Preferred Source B or Generic Alliance B programs.

4.                                      Price Protection (Contract Price Increases).  If Supplier increases the contract price of any Preferred Product then Supplier will issue to Cardinal a [***].  The credit will be paid within [***] of the date of Cardinal’s invoice.  In order for Cardinal to [***], Supplier will give Cardinal [***] of the effective date of the increase.

5.                                      Price Protection (Contract Price Decreases).  With respect to generic Products that have not been previously manufactured or marketed (i.e., new launches).  Supplier will price protect Cardinal’s customers for thirty days following the addition of each Product to the Preferred Programs.  Supplier will pay Cardinal the difference between the contract price of such Preferred Product and the then-current market price, multiplied by the number of units of such Preferred Product sold by Cardinal to its customers.  With respect to customers that hold Cardinal’s inventory on consignment, if the contract price for a Product decreases at any time, Supplier will issue to Cardinal a credit memo equal lo the difference between the higher contract price and the decreased contract price, multiplied by the number of units of Preferred Product sold by Cardinal to its customers and is not yet dispensed by the customer to the patient as of the date of the decrease.

6.                                      Non-Compete.  Supplier agrees that it will not, either directly or indirectly (including through an affiliate) solicit, attempt to induce, cause or facilitate any of Cardinal’s customers to terminate or change its relationship with Cardinal with respect to purchasing generic products, or otherwise interfere with any relationship between Cardinal and any of Cardinal’s customers.  This provision applies during the period in which the respective customer purchases generics through any of Cardinal’s GenericSOURCE programs and for 6 months thereafter.  Supplier agrees that the duration and scope of this provision are reasonable.

7.                                      Pricing Agencies; Medicaid formularies.  Supplier recognizes the importance of timely updates to First Data Bank and similar pricing agencies  (“Pricing Agencies”)  and agrees that it will provide all information necessary to ensure that all Products are: reimbursable by Third parties and Senior Pharmaceutical Assistance Programs (“SPAPs”).  Products manufactured and/or distributed by Supplier, will be kept up-to-date with Pricing Agencies on a regular basis.  Supplier will register all Products with the Centers for Medicare and Medicaid Services (“CMS”) and

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.  Confidential Portions are marked: [***]

file supplementary applications as required by certain states so that all Products may be reimbursed under all Medicaid programs and SPAPs.  Supplier will lake all steps necessary to maintain consistent pharmacy reimbursement coverage of all Products on all state Medicaid formularies and SPAPs.  If at any time a Product is the sole Product eligible for reimbursement under a Medicaid formulary and such Product is not in the primary position on the Preferred Programs.  Supplier will provide Cardinal with competitive contract pricing for Cardinal’s customers in the applicable state

8.                                      New Product Introductions.  Supplier will provide Cardinal with all documentation requested by Cardinal to set up a new Product in its system, including but not limited to, HDMA forms, material data safely sheets, and package, inserts.

9.                                      Debit Balance; Setoff Right.  Supplier will provide Cardinal with financial statements upon execution of this Agreement and at least annually upon Cardinal’s request.  In the event that Supplier is in a debit position with Cardinal, Cardinal reserves the right to request payment by alternative means (including, but not limited to, inventory and/or cash payments).  Supplier will then cause Cardinal to receive payment in full no later than 30 days following such a written request.  Cardinal returns the right to withhold payments, set off amounts owed to Supplier against amounts owed to Cardinal, request a chargeback advance, and/or cease its purchase relationship with Supplier if Cardinal does not receive payment for amounts owed to it under this Agreement or based upon credit or other considerations deemed relevant by Cardinal, With respect to Cardinal’s right of set off.  Cardinal and its affiliates, parent or related entities, collectively or individually, may exercise a right of set off against any and all amounts clue Supplier, without in any way limiting its rights under law or in equity.  For purposes of this section.  Cardinal, its affiliates, parent or related entities will be deemed to be a single creditor.

10.                               Returned Goods and Recalls.  [***]

11.                               Contract Administration and Chargeback Procedures.  Cardinal may administer contracts between Supplier and customers of Cardinal pursuant to which Supplier and such customers have established prices at which the customer may purchase certain Products, Cardinal’s Standard Chargeback Policy (The “Chargeback Policy”) will govern the administration of all contracts.

12.                               Confidential Information.  In connection with the ongoing relationship between Supplier and Cardinal, each party may gain access to proprietary information of the other which may be considered confidential by the party providing such information, and each party will use the same care to prevent disclosure, publication, or dissemination to any Third party of the other party’s confidential information as is used to protect its own confidential information, but not less reasonable care However, information generated, compiled or stored by Cardinal reflecting the purchase and resale of Products to its customers does not constitute the confidential information of Supplier, and Cardinal will be entitled to utilize all such information in any manner deemed appropriate by it  Supplier understands and agrees that Cardinal may, in its sole discretion, elect to sell warehouse withdrawals, sales, and other data to IMS/DDD and/or other Third parties without contribution to Supplier.

13.                               Warranty and Indemnification.  Supplier hereby warrants that the Products are and will be manufactured and delivered to Cardinal in conformity with the Federal Food, Drug and Cosmetic Act, as amended, and all other applicable laws, rules, and regulations.  Supplier will defend, indemnify, and hold harmless Cardinal and its affiliates, customers, directors, officers, employees and representatives from and against any and all claims, losses, damages, costs, and expenses (including without limitation reasonable attorneys’ fees) arising directly or indirectly out of: (a) the fraud, misrepresentation, intentional misconduct, omission or negligence of Supplier; (b) the manufacture, marketing, testing, shipping, sale, possession or use of the Products (excluding any claim, liability, loss, damage, cost or expense shown to be solely attributable to Cardinal’s negligence in handling such Products): (c) “class of trade” pricing, if any, maintained by Supplier from and after the effective date of this

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.  Confidential Portions are marked: [***]

Agreement, including without limitation those arising out of Cardinal’s administration of Supplier Contracts:  and  (d)  any intellectual properly infringement actions (including patent, trademark, service mark, copyright trade dress, trade secret and other proprietary rights) brought by a third party in connection with Cardinal’s distribution of Products hereunder.  The warranty and indemnification provisions of this section will survive any termination or expiration of this Agreement.

14.                               Insurance.  During the term of this Agreement and thereafter as may be necessary to cover claims associated with Products purchased by Cardinal (whether before, during or after such term), Supplier will obtain, pay for, and keep in full force and effect Product—Completed Operations Liability insurance with a per occurrence limit of not less than [***], with one or more insurance carriers with an AM Best Rating of at least A-, VII or its equivalent.  In the event that these insurance policies are written on a claims-made basis, then the policy(ies) will be maintained during the entire period of this Agreement and for a period of not less than five (5) years following the termination or expiration of this Agreement.  Supplier will deliver to Cardinal certificates evidencing the existence and continuation of such insurance at the execution of this Agreement and upon Supplier’s periodic renewal of such policy with the following language:  “Cardinal Health, Inc. and its subsidiaries and affiliates are named as additional insureds and the insurance evidenced by this certificate will be considered primary and non-contributing to any Cardinal Health insurance.”  Such insurance will include a provision for at least thirty (30) days prior written notice to Cardinal in the event of cancellation or material reduction of coverage.

15.                               Compliance with Laws.  Each party will comply with all federal, state and local laws and regulations applicable to its operations, including but not limited to, those dealing with employment opportunity and affirmative action including Executive Order 11246 (Equal Opportunity), 38 U.S.C. § 4212(a) (Affirmative Action for Disabled Veterans and Veterans of the Vietnam Era), 29 U.S.C. § 793 (Affirmative Action for Workers with Disabilities), and 42 U.S.C. §1320a-7b (Anti- Kickback Statute) and any amendment and applicable regulations pertaining thereto.  In addition, Supplier will comply with all terms of 48 C.F.R. § 52.244-6 (Subcontracts for Commercial Items and Commercial Components) (including the requirement of including this provision in subcontracts awarded under this contract), 15 U.S.C. § 637 (d) (2) and (3) (Utilization of Small Business Concerns), and such provision is hereby incorporated into this Agreement as if fully set forth herein.  In accordance with the provisions of 48 C.F.R. § 52.209-6.  Supplier represents, warrants and certifies that neither it nor its principals was or is debarred, suspended, proposed for debarment or otherwise determined to be ineligible to participate in federal health care-programs (as that term is defined in 42 U.S.C. 1320(a)-7b(f)) or convicted of a criminal offense related to the provision of health care items or services, but has not yet been debarred, suspended, proposed for debarment or otherwise determined to be ineligible to participate in federal health care programs.  In the event that Supplier, or any of its principals, is debarred, suspended, proposed for debarment or otherwise determined to be ineligible to participate in federal health care programs or convicted of a criminal offense related to the provision of health care items or services.  Supplier will notify Cardinal immediately.  In addition, Supplier represents and warrants that it complies with all federal, state, local and other applicable laws, regulations, conventions or treaties prohibiting any form of child labor or other exploitation of children in the manufacturing and delivery of Supplier’s products or services,

16.                               Audit and Inspection.  During the term of this Agreement, upon reasonable prior notice and during normal business hours either party will be entitled to audit and inspect those relevant records which are maintained by the other party in direct connection with its performance under this Agreement subject to the terms and conditions contained in the Chargeback Policy.

Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.  Confidential Portions are marked: [***]

EXHIBIT B
SERVICE PEES, CASH DISCOUNT AND INITIAL STOCKING BILLBACKS

1. Services.  In consideration for the Service Fees, Cardinal will provide the following services (collectively, the “Services”):

a.                                      Storage, handling and distribution of generic produces manufactured and/or marketed by Supplier (collectively, the “Products”)

b.                                      Sophisticated ordering technology

c.                                       Daily consolidated deliveries 10 providers

d.                                      Emergency shipments 10 customers 24/7/365

e.                                       Consolidated accounts receivable management

f.                                        Contract and Chargeback administration

g.                                       Returns processing

h.                                      Customer Service support to customers

i.                                          Licensed, environmentally controlled, PDMA compliant, secure facilities

j.                                         Pedigree handling where required by law

k.                                      Other miscellaneous wholesaling and distribution services

Cardinal will not be required to provide any particular level of promotional or marketing activities with respect to or on behalf of any Product and will not be prohibited from providing the Services or any other customized promotional or marketing services with respect to any other products or on behalf of other suppliers,

2.                                      Service Fees.  In consideration for the Services, Supplier will pay Cardinal service fees as follows (the “Service fees’”):

a.                                      Base Service Fee.

Cardinal will be entitled to a Service fee of [***] % on its Net Purchases of Products under this Agreement, [***]

b.                                      Preferred Product Service Fee

Supplier agrees to provide Cardinal an additional .Service Fee equal to [***] for a total of [***] of the Net Purchases of Exclusive Preferred Products on Preferred Programs purchased by Cardinal under this Agreement.

Supplier agrees to provide Cardinal an additional Service Fee equal to [***] for a total of [***] of the Net Purchases of Multi-source Preferred Products on Preferred Programs purchased by Cardinal under this Agreement.

c.                                       Stand-Alone or Pass-Through Rebates

Each Cardinal customer that participates in any of Cardinal’s Alliance programs (each, an “Alliance Customer”) will continue to receive all incentives as negotiated on a stand-alone basis with Supplier prior to such customer’s participation in the applicable Alliance program, and upon Cardinal awarding Supplier a position on a Preferred Program.  Cardinal will specify to Supplier whether the rebate for Alliance Customers will be paid to Cardinal and passed through to the Alliance Customer, or paid directly to the Alliance Customer.  Cardinal will invoice Supplier monthly for the Pass-Through Rebates to be paid to Cardinal, and Supplier will pay such invoice

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Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.  Confidential Portions are marked: [***]

within 30 days following the date of Cardinal’s invoice.  All Alliance Customers added to the Alliance programs after the effective date of this Agreement will be entitled to receive stand alone performance incentives.  These incentives apply only to purchases of Preferred Products by Cardinal customers through an Alliance program.  These incentives are in addition to any and all incentives and rebates paid to Cardinal.

d.                                      Existing Inventory.  The Service Fees will be applied to on-hand inventory that Cardinal purchased from Supplier prior to the Effective Date, for example, if Cardinal has 60 days of inventory on-hand on the Effective Date, Supplier will pay a Base Service Fee and a Volume Service Fee with respect to such inventory, to compensate Cardinal for the Services it provided.

(i)                                     The term “Net Purchases” means the Invoice Price for a Product without reduction for Cash Discounts, Service Fees or other discounts or rebates multiplied by the total purchases of Product by Cardinal from Supplier less Floor Stock Adjustments, chargebacks and returns.  Only Product received by Cardinal will be included in the calculation of Net Purchases.

(ii)                                  The term “Preferred Programs” means any and all generic sourcing programs developed by Cardinal to promote generic products, and other similar programs developed by Cardinal from time to time.

(iv)                              The term “Preferred Product” means any Product included in a Preferred Program.

3.                                      Cash Discount.  Cardinal will be entitled to a cash discount equal to [***] for all invoices paid within [***] of Cardinal’s receipt of same (the “Cash Discount”).  The Cash Discount will be calculated based on Invoice Price.  Cardinal will still be entitled to the Cash Discount if Supplier is in a debit balance.  If, during the Initial Term.  Cardinal’s inventory exceeds 40 days of demand and payment is clue to Supplier within 30 days or less, Cardinal may extend its payment terms.

4.                                      Initial Stocking Billback.  Cardinal will be entitled to a minimum [***] on the initial purchase of (a) any Preferred Product added to any Preferred Product program, (b) any Product into a Cardinal distribution center that did not previously stock such Product, (c) any Product into a new Cardinal distribution center, and (d) additional Product to service a new Alliance Customer (each, an “Initial -Stocking Billback”).  Each Initial Stocking Billback will be calculated based on the applicable promotional allowance percentage (i.e., [***]) multiplied by the [***] for the applicable Product.  The Initial Stocking Billback will be based on Product ordered by Cardinal in its initial purchase order (one order per DC).

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Confidential Materials Omitted and Filed Separately with the Securities and Exchange Commission Pursuant to a Request for Confidential Treatment under Rule 406 under the Securities Act of 1933, as amended.  Confidential Portions are marked: [***]

EXHIBIT C

This Exhibit C is to be considered part of the GWSA between Cardinal and ANI Pharmaceuticals.

Cardinal will receive from ANI Pharmaceuticals [***].

Cardinal will not return any product(s) except for [***].  Cardinal must notify ANI Pharmaceuticals and ANI Pharmaceuticals will issue Return authorization instructions.

The Parties agree that if an overstock situation develops because, [***] the parties will cooperate to move the Product to other customers or return to ANI Pharmaceuticals for credit.  In such case, ANI Pharmaceuticals will issue a credit equal to the then-current Wholesale Acquisition Cost (WAC) less the Return Goods Allowance.

Cardinal will [***].

Supplier will [***] Cardinal for [***].

Both Parties agree to review the Return Goods and Recalls policy on the 1st anniversary, or as close to thereof, of the signed Agreement.

ANI Pharmaceuticals Inc.		Cardinal Health

By:	/s/ Jane Williams	By:	/s/ Craig Couman

Print Name:	Jane Williams	Print Name:	Craig Couman

Title:	Sr. VP Sales & Marketing	Title:	SVP, Rx Product Mgt

5-10-06

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